UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐¨

Check the appropriate box:

☐	Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PUTNAM SUSTAINABLE LEADERS FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.

☐  Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Putnam Sustainable Leaders Fund

Level 1 Answering Machine Message

Hello.

I am calling regarding your investment with Putnam Sustainable Leaders Fund.

The Special Meeting of Shareholders is scheduled to take place on October 8, 2026. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-800-290-6432 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.

[GRAPHIC APPEARS HERE][GRAPHIC APPEARS HERE] FUND PROXY FACT SHEET FOR: PUTNAM SUSTAINABLE [GRAPHIC APPEARS HERE][GRAPHIC APPEARS HERE]LEADERS FUND Record Date AUGUST 10, 2026 PRINCIPAL OFFICES OF THE FUND 100 FEDERAL STREET BOSTON, MASSACHUSETTS 02110 Mail Date ON OR ABOUT AUGUST 24, 2026 Meeting Date OCTOBER 8, 2026 @ 11:00 AM (EASTERN TIME) Tickers SEE PAGE 4 Inbound Line 1-800-290-6432 CUSIPs SEE PAGE 4 Website https://www.franklintempleton.com/ Note: Capitalized terms used herein and not defined herein are used with the meanings given them in the Putnam Sustainable Leaders Fund Proxy Statement. What are Shareholders being asked to vote on? 1. To approve a management contract that will eliminate the performance adjustment component of your Fun’s management fee. BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – “FOR” PROPOSAL: To approve a management contract that will eliminate the performance adjustment component of your Fund’s management fee. What are shareholders being asked to approve? The Trustees are recommending approval of an Amended Contract for your fund that eliminates the performance adjustment component of your fund’s management fee. What is the performance adjustment component about? Under your fund’s current management contract, the fund pays, on a monthly basis, a base management fee plus or minus a performance adjustment. The fund’s monthly base management fee is adjusted upward or downward to reflect the strength or weakness of the fund’s performance compared to the returns of a performance index, which is the S&P 500 Index, over the trailing 36 months. • Your fund’s management fees decline if the fund underperforms the performance index and rise if the fund outperforms. Under the proposed Amended Contract, the base management fee, which would remain unchanged, would not be subject to any upward or downward adjustment based on the fund’s performance. Why did Putnam Management propose changes to the current management contract for your fund? If the Proposal is approved, the fund is expected to be repositioned from a sustainable large cap equity fund to a mid cap equity fund without a sustainability focus*.d

Putnam Investment Management, LLC, the fund’s investment manager, believes that eliminating the performance adjustment component of the fund’s management fee and repositioning the fund as a mid cap equity fund would enhance the fund’s commercial opportunity (in other words, the likelihood that the fund would be placed on additional broker-dealer platforms and/or attract additional assets), simplify pricing and reduce fee variability for shareholders, and improve the fund’s fit within model portfolios and asset-allocation frameworks. An increase in the size of the fund may lead to a decline in the fund’s operating expenses as a percentage of net assets as a result of the sharing of fixed costs over a larger asset base. Additionally, the current sustainability limitations have created investment constraints, and Putnam Management believes there may be better investment opportunities without such constraints. The repositioning is not as attractive without eliminating the performance adjustment component of the fund’s management fee because such performance adjustment components are not typically included in the management contracts of mid cap equity funds. *for information about the fund’s sustainability focus, see pages 3-4 of fact sheet What other changes are expected to occur in connection with the fund’s transition from a sustainable large cap equity fund to a mid cap equity fund without a sustainability focus? If the proposed Amended Contract is approved, the fund is expected to be repositioned as a mid cap equity fund, with changes to its name, investment policy, investment strategies and principal investment risks. Shareholder approval is not required for the following repositioning changes: The fund’s name will change to “Putnam Mid Cap Fund.” The fund will revise its investment policy from investing under normal circumstances at least 80% of its net assets in investments that meet the Investment Manager’s sustainability criteria, to investing at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in equity securities, or other investments with similar economic characteristics, of medium capitalization companies. o Medium capitalization companies are defined as companies of a size similar to those included in the Russell Midcap Index over the past six months. o After the repositioning, the fund will no longer have a policy to focus on companies that the Investment Manager believes exhibit a commitment to financially material sustainable business practices. The fund will make changes to its investment strategies and principal investment risks, consistent with its repositioning as a mid cap equity fund. Will the elimination of the performance adjustment increase the fund’s management fee and overall expenses? Under the proposed Amended Contract, the base management fee, which would remain unchanged, would not be subject to any upward or downward adjustment based on the fund’s performance. If the proposed Amended Contract is approved, there will be an eighteen-month transition period intended to prevent the fund from being charged higher management fees immediately following the adoption of the Amended Contract than would have been payable under the current management contract. Following the transition period, the removal of the performance adjustment component of the management fee could result in lower or higher management fees than would have been due under the current management contract, depending on the fund’s performance. While the fund’s base management fee under the Amended Contract will not change, notwithstanding the transition period, the fund’s total annual operating expenses under the Amended Contract are expected to increase, although the removal of the performance adjustment component of the management fee could result in lower or higher total annual operating expenses than would have been due under the current management contract, depending on the fund’s performance. What will happen if the Proposal is not approved? If shareholders do not approve the proposed management contract, Putnam Management may consider other options for the fund, including abandoning the repositioning of the fund as a mid cap equity fund, pursuing an alternative fee structure for the fund, and/or other structural changes to the fund. Who will pay the costs in connection with the Special Meeting? The expenses associated with the preparation of the proxy statement and related materials, including printing, delivery and solicitation costs, will be borne by Putnam Management. THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL PHONE: To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday from 9:00 a.m. to 10:00 p.m. Eastern Time. MAIL: To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope. TOUCH-TONE: To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card. INTERNET: To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card. INFORMATION ABOUT THE FUND’S SUSTAINABILITY FOCUS What is Putnam Management’s sustainability criteria under the current management contract? The fund invests mainly in common stocks of U.S. companies of any size, with a focus on companies that the Investment Manager believes exhibit a commitment to financially material sustainable business practices. The fund may also invest in non-U.S. companies. In evaluating investments for the fund, the Investment Manager views “financially material sustainable business practices” as business practices that it believes are reasonably likely to impact the financial condition or operating performance of a company and that relate to environmental, social, or corporate governance (“ESG”) issues. As part of this analysis, the Investment Manager may utilize metrics and information such as emissions data, carbon intensity, sources of energy used for operations, water use and re-use, water generation, waste diversion from landfill, employee safety and diversity data, supplier audits, product safety, board composition, and incentive compensation structures. *[Source: Putnam Sustainable Leaders Fund, Summary Prospectus, November 1, 2025.]*

Proxy Materials Are Available Online At: https://vote.proxyonline.com/franklin/docs

The Fund's proxy solicitor is identified as "EQ Financial Services" in the Proxy Statement.

FUND NAME	CLASS	TICKER	CUSIP
Putnam Sustainable Leaders Fund	A	PNOPX	746916105
Putnam Sustainable Leaders Fund	C	PNOCX	746916303
Putnam Sustainable Leaders Fund	R	PNORX	746916600
Putnam Sustainable Leaders Fund	R6	PSLGX	746916709
Putnam Sustainable Leaders Fund	Y	PNOYX	746916402

For Internal Distribution Only Page 4

Putnam Sustainable Leaders Fund Level I Call Guide (CONFIRM RECEIPT OF PROXY MATERIALS) Good (morning, afternoon, evening). My name is (AGENT’S FULL NAME). May I please speak with (SHAREHOLDER’S FULL NAME)? (Re-Greet If Necessary) I am calling on a recorded line regarding your current investment with Putnam Sustainable Leaders Fund. I wanted to confirm that you have received the proxy materials for the Special Meeting of Shareholders scheduled to take place on October 8, 2026. Have you received the information? (Pause for response) If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “For” the proposal. If “No” or negative response: I would be happy to review the meeting agenda with you and record your vote by phone. However, your Board of Trustees is recommending a vote “For” the proposal. Would you like to vote along with the Board’s recommendation? (Pause For Response) (Review Voting Options with Shareholder If Necessary) If we identify any additional accounts you own with Putnam Sustainable Leaders Fund before the meeting takes place, would you like to vote the shares in those accounts in the same manner as well? (Pause For Response) *Confirmation – I am recording your (Recap Voting Instructions) today (Today’s Date & Time). For confirmation purposes: Please state your full name. (Pause) According to our records, you reside in (city, state, zip code). (Pause) To ensure that we have the correct address for the written confirmation, please state your street address. (Pause) Thank you. You will receive written confirmation of your vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll-free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.) FOR INTERNAL DISTRIBUTION ONLYUpdated 08-25-2026

To: CC: Subject: Putnam Sustainable Leaders Fund 2026 Special Meeting – Please Vote! Dear Shareholder, A Special Meeting (the “Meeting”) of the shareholders of Putnam Sustainable Leaders Fund (the “Fund”) is scheduled to be held on October 8, 2026, at 11:00 a.m. Eastern time to consider and vote on the following Proposal, as more fully described in the accompanying Proxy Statement: 1. Approve a management contract that will eliminate the performance adjustment component of your Fund’s management fee. Shareholders of record as of the close of business on August 10, 2026, are entitled to receive notice of and to vote prior to or at the Special Meeting of Shareholders. Why you are receiving this email: You selected online delivery of proxy materials for your investments held directly with Franklin Templeton. If you’d like to update your E-Delivery options, sign in to your account and select “Change Delivery Options.” View the proxy materials and vote: Click the “Vote” button below to sign in, review the positions included in this proxy campaign, download the proxy statement and proxy card(s), and VOTE. You may also request paper copies of the materials through the Proxy Portal. Alternate access: If the VOTE button does not work or is not visible, use the URL and control number below to access the Proxy Portal directly. PROXY PORTAL vote.proxyonline.com/franklin/22504 CONTROL NUMBER “Control Number Here” Need help? For questions about this proxy campaign or to request paper copies of the proxy materials, call a proxy specialist at (800) 290-6432. To vote by automated touch-tone phone instead of online, call (800) 227-9349. You will need the control number shown above. Your vote matters, regardless of the number of shares you own. Please review the proxy statement carefully and submit your proxy vote today. Thank you for participating. We appreciate the opportunity to support your investment needs in the years ahead. We do not send unsolicited emails asking our customers for private information such as Social Security numbers or account numbers. Any such request should be reported immediately at (800) 632-2301. Learn more about email safety and online security. To help ensure our emails are not directed to your bulk or junk mail folders, add onlineservices@franklintempleton.com to your address book. Copyright © 2026 Franklin Templeton. All rights reserved. 1